UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2006

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-50484 (Commission File Number)	51-0407811 (I.R.S. Employer Identification No.)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          Marshall Edwards, Inc. entered into a securities subscription agreement with certain accredited investors dated as of July 11, 2006 (the “Securities Subscription Agreement”), for an approximately $14 million private placement consisting of 4,950,001 shares of common stock and warrants to purchase 1,732,499 shares of common stock to such accredited investors at a purchase price of $2.90 per unit. The warrants are exercisable beginning January 11, 2007 and ending on July 11, 2010. The exercise price of the warrants is $4.35 per share. Marshall Edwards has entered into a registration rights agreement with the investors party to the Securities Subscription Agreement and thereby agreed to register the common stock and warrants sold pursuant to the Securities Subscription Agreement for resale thereunder.
          The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act and Regulation D thereunder. Each of the investors represented to Marshall Edwards that it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.
          Marshall Edwards issued a press release announcing this transaction on July 12, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
          The foregoing description of the Securities Subscription Agreement, Registration Rights Agreement, the Form of Warrant Agreement between Marshall and Computershare Trust Company, N.A. and the Form of Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of those agreements filed as Exhibits 10.1, 10.2. 10.3 and 10.4, respectively hereto, and each such exhibit is incorporated herein by reference.
This description does not constitute an offer to sell or the solicitation of an offer to buy any securities. The common stock and warrants sold in the offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or applicable state securities laws.
Item 3.02 Unregistered Sale of Equity Securities
          The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description
10.1	Securities Subscription Agreement dated as of July 11, 2006 by and among Marshall Edwards, Inc. and the investors listed on Schedule 2.1 thereto

10.2	Registration Rights Agreement dated as of July 11, 2006 by and among Marshall Edwards, Inc. and the investors as signatories thereto

10.3	Form of Warrant Agreement by and between Marshall Edwards, Inc. and Computershare Trust Company, N.A.

10.4	Form of Warrant

99.1	Press Release issued by Marshall Edwards, Inc., dated July 12, 2006

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ David R. Seaton

David R. Seaton
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial Officer)
Dated: July 12, 2006

Index to Exhibits

Exhibit No.	Description
10.1	Securities Subscription Agreement dated as of July 11, 2006 by and among Marshall Edwards, Inc. and the investors listed on Schedule 2.1 thereto

10.2	Registration Rights Agreement dated as of July 11, 2006 by and among Marshall Edwards, Inc. and the investors as signatories thereto

10.3	Form of Warrant Agreement by and between Marshall Edwards, Inc. and Computershare Trust Company, N.A.

10.4	Form of Warrant

99.1	Press Release issued by Marshall Edwards, Inc., dated July 12, 2006